                                                                  EXHIBIT (h)(1)

             AMENDED AND RESTATED DISTRIBUTION AND SERVICE AGREEMENT


        THIS AMENDED AND RESTATED DISTRIBUTION AND SERVICE AGREEMENT (which renames, amends and restates the "Offering Agreement" dated May 31, 1997) dated as of February 3, 2005 (the "Agreement") by and between VAN KAMPEN SENIOR LOAN FUND, a Massachusetts business trust (the "Trust"), and VAN KAMPEN FUNDS INC., a Delaware corporation (the "Principal Underwriter").

        1. (a) Appointment of Principal Underwriter. The Fund appoints the Principal Underwriter as a principal underwriter and exclusive distributor of each class of its shares of beneficial interest (the "Shares") offered for sale from time to time pursuant to the then current prospectus of the Fund, subject to different combinations of front-end sales charges, distribution fees, service fees and early withdrawal charges. Classes of shares, if any, subject to a front-end sales charge and a distribution and/or service fee are referred to herein as "FESC Classes" and the Shares of such classes are referred to herein as "FESC Shares." Classes of shares, if any, subject to an early withdrawal charge and a distribution and/or a service fee are referred to herein as "EWC Classes" and Shares of such classes are referred to herein as "EWC Shares." Classes of shares, if any, subject to a front-end sales charge, an early withdrawal charge and a distribution and/or service fee are referred to herein as "Combination Classes" and Shares of such class are referred to herein as "Combination Shares." The Fund reserves the right, however, to refuse at any time or times to sell Shares hereunder for any reason deemed adequate by the Board of Trustees of the Fund.

        (b) Best Efforts. The Principal Underwriter shall use its best efforts to sell, through its organization and through other dealers and agents, the Shares which the Principal Underwriter has the right to purchase under Section 2 hereof, but the Principal Underwriter does not undertake to sell any specific number of Shares. Without the prior approval of the Board of Trustees, the Principal Underwriter shall not, directly or indirectly, distribute, sell or market, through its organization or other brokers, dealers or agents, shares of any investment companies unless the Board of Trustees of the Fund determines that such companies do not compete, or potentially compete, with the Fund.

        (c) Positions in the Shares. The Principal Underwriter agrees that it will not take any long or short positions in the Shares, except for long positions in those Shares purchased by the Principal Underwriter in accordance with any systematic sales plan described in the then current Prospectus of the Fund and except as permitted by Section 2 hereof, and that so far as it can control the situation, it will prevent any of its trustees, officers or shareholders from taking any long or short positions in the Shares, except for legitimate investment purposes.

         (d) Essential Personnel. The Principal Underwriter and the Fund agree that the retention of (i) the chief executive officer, president, treasurer and secretary of the Principal Underwriter, and (ii) each director, officer and employee of the Principal Underwriter or any of its Affiliates (as defined in the Investment Company Act of 1940,


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as amended (the "1940 Act")) who serves as an officer of the Fund (each person referred to in (i) or (ii) hereinafter being referred to as an "Essential Person"), in his or her current capacities, is in the best interest of the Fund and the Fund's shareholders. In connection with the Principal Underwriter's acceptance of employment hereunder, the Principal Underwriter hereby agrees and covenants for itself and on behalf of its Affiliates that neither the Principal Underwriter nor any of its Affiliates shall replace or seek to replace any Essential Person or cause to be replaced any Essential Person, in each case without first consulting with the Board of Trustees of the Fund in a timely manner. In addition, neither the Principal Underwriter nor any Affiliate of the Principal Underwriter, shall change or seek to change or cause to be changed, in any material respect, the duties and responsibilities of any Essential Person, in each case without first consulting with the Board of Trustees of the Fund in a timely manner.

        2. Sale of Shares to Principal Underwriter. The Fund hereby grants to the Principal Underwriter the exclusive right, except as herein otherwise provided, to purchase Shares directly from the Fund upon the terms herein set forth. Such exclusive right hereby granted shall not apply to Shares issued or transferred or sold at net asset value: (a) in connection with the merger or consolidation of the Fund with any other investment company or the acquisition by the Fund of all or substantially all of the assets of or the outstanding Shares of any investment company; (b) in connection with a pro rata distribution directly to the holders of Fund Shares in the nature of a stock dividend or stock split or in connection with any other recapitalization approved by the Board of Trustees; (c) upon the exercise of purchase or subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the automatic reinvestment of dividends and distributions from the Fund; or (e) in connection with the issue and sale of Shares to trustees, officers and employees of the Fund; to directors, officers and employees of the investment adviser of the Fund or any principal underwriter (including the Principal Underwriter) of the Fund; to retirees of the Principal Underwriter that purchased shares of any mutual fund distributed by the Principal Underwriter prior to retirement; to directors, officers and employees of Morgan Stanley and to the subsidiaries of Morgan Stanley; and to any trust, pension, profit-sharing or other benefit plan for any of the aforesaid persons as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the "1940 Act").

        The Principal Underwriter shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to fill unconditional orders for Shares received by the Principal Underwriter from dealers, agents and investors during each period when particular net asset values and public offering prices are in effect as provided in Section 3 hereof; and the price which the Principal Underwriter shall pay for the Shares so purchased shall be the respective net asset value used in determining the public offering price on which such orders were based. The Principal Underwriter shall notify the Fund at the end of each such period, or as soon thereafter on that business day as the orders received in such period have been compiled, of the number of Shares of each class that the Principal Underwriter elects to purchase hereunder.


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


        3. Public Offering Price. The public offering price per Share shall be determined in accordance with the then current Prospectus of the Fund. In no event shall the public offering price exceed the net asset value per Share, plus, with respect to the FESC Shares, a front-end sales charge not in excess of the applicable maximum sales charge permitted under the Rules of Fair Practice of the National Association of Securities Dealers, Inc., as in effect from time to time. The net asset value per share for each class of Shares, respectively, shall be determined in the manner provided in the Declaration of Trust and By-laws of the Fund as then amended. The Fund will cause immediate notice to be given to the Principal Underwriter of each change in net asset value as soon as it is determined. Discounts to dealers purchasing FESC Shares from the Principal Underwriter for resale and to brokers and other eligible agents making sales of FESC Shares to investors and compensation payable from the Principal Underwriter to dealers, brokers and other eligible agents making sales of EWC Shares and Combination Shares shall be set forth in the selling agreements between the Principal Underwriter and such dealers or agents, respectively, as from time to time amended, and, if such discounts and compensation are described in the then current Prospectus for the Fund, shall be as so set forth. In connection with the Principal Underwriter's employment hereunder, the Principal Underwriter hereby agrees to distribute the Shares through brokers, dealers and other agents of Morgan Stanley DW Inc. on a "proprietary basis" substantially identical to the distribution of shares of proprietary open-end investment companies distributed by Morgan Stanley DW Inc.

        4. Compliance with NASD Rules, SEC Orders, etc. In selling Fund Shares, the Principal Underwriter will in all respects duly comply with all state and federal laws relating to the sale of such securities and with all applicable rules and regulations of all regulatory bodies, including without limitation the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and all applicable rules and regulations of the Securities and Exchange Commission under the 1940 Act, and will indemnify and save the Fund harmless from any damage or expense on account of any unlawful act by the Principal Underwriter or its agents or employees. The Principal Underwriter is not, however, to be responsible for the acts of other dealers or agents, except as and to the extent that they shall be acting for the Principal Underwriter or under its direction or authority. None of the Principal Underwriter, any dealer, any agent or any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus heretofore or hereafter filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act") (as any such Registration Statement and Prospectus may have been or may be amended from time to time), covering the Shares, and in any supplemental information to any such Prospectus approved by the Fund in connection with the offer or sale of Shares. None of the Principal Underwriter, any dealer, any broker or any other person is authorized to act as agent for the Fund in connection with the offering or sale of Shares to the public or otherwise. All such sales shall be made by the Principal Underwriter as principal for its own account.


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        In selling Shares to investors, the Principal Underwriter will adopt and comply with certain standards, as set forth in Exhibit III attached hereto as to when each respective class of Shares may appropriately be sold to particular investors. The Principal Underwriter will require every broker, dealer and other eligible agent participating in the offering of the Shares to agree to adopt and comply with such standards as a condition precedent to their participation in the offering.

        5. Expenses.

                (a) The Fund will pay or cause to be paid:

                (i) all expenses in connection with the registration of Shares under the federal securities laws, and the Fund will exercise its best efforts to obtain said registration and qualification;

                (ii) all expenses in connection with the printing of any notices of shareholders' meetings, proxy and proxy statements and enclosures therewith, as well as any other notice or communication sent to shareholders in connection with any meeting of the shareholders or otherwise, any annual, semiannual or other reports or communications sent to the shareholders, and the expenses of sending prospectuses relating to the Shares to existing shareholders;

                (iii) all expenses of any federal or state original-issue tax or transfer tax payable upon the issuance, transfer or delivery of Shares from the Fund to the Principal Underwriter; and

                (iv) the cost of preparing and issuing any Share certificates which may be issued to represent Shares.

                (b) The Principal Underwriter will also permit its officers and employees to serve without compensation as trustees and officers of the Fund if duly elected to such positions.

                (c) The Fund shall reimburse the Principal Underwriter for out-of-pocket costs and expenses actually incurred by it in connection with distribution of each class of Shares respectively subject to the below described distribution plan, in accordance with the terms of a plan (the "Distribution Plan") adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act with respect to its Class A, Class B and Class C Shares as if the Fund were an open-end investment company, as such Distribution Plan may be in effect from time to time; provided, however, that no payments shall be due or paid to the Principal Underwriter hereunder with respect to a class of Shares unless and until this Agreement shall have been approved for each such class by a majority of the Board of Trustees of the Fund and by a majority of the "Disinterested Trustees" (as such term is defined in such Distribution Plan) by vote cast in person at a meeting called for the purpose of voting on this Agreement. A copy of such Distribution Plan as in effect on the date of this Agreement is attached as Exhibit I hereto. The Fund reserves the right to terminate

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such Distribution Plan with respect to a class of Shares at any time, as specified in the Plan. The persons authorized to direct the payment of funds pursuant to this Agreement and the Distribution Plan shall provide to the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report with respect to each of the classes of Shares subject to the Distribution Plan of the amounts so paid and the purposes for which such expenditures were made for each such class of Shares.

                (d) The Fund shall compensate the Principal Underwriter for providing services to, and the maintenance of, shareholder accounts in the Fund (including prepaying service fees to eligible brokers, dealers and financial intermediaries and expenses incurred in connection therewith) and the Principal Underwriter may pay as agent for and on behalf of the Fund a service fee with respect to certain classes of its Shares to brokers, dealers and financial intermediaries for the provision of shareholder services and the maintenance of shareholder accounts in the Fund in the amount with respect to each such class of Shares set forth from time to time in the Fund's prospectus. The Fund shall compensate the Principal Underwriter for such expenses in accordance with the terms of a service plan (the "Service Plan"), as such Service Plan may be in effect from time to time; provided, however, that no service fee payments shall be due or paid to the Principal Underwriter hereunder with respect to a class of Shares unless and until this Agreement shall have been approved for each such class by a majority of the Board of Trustees of the Fund and by a majority of the Disinterested Trustees by vote cast in person at a meeting called for the purpose of voting on this Agreement. A copy of such Service Plan as in effect on the date of this Agreement is attached as Exhibit II hereto. The Fund reserves the right to terminate such Service Plan with respect to a class of Shares at any time, as specified in the Plan. The persons authorized to direct the payment of funds pursuant to this Agreement and the Service Plan shall provide to the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report with respect to each of such classes of Shares of the amounts paid as service fees for each such class of Shares.

        6. Repurchase of Shares. In connection with the Fund's repurchase of its Shares pursuant to repurchase offers, the Fund hereby authorizes the Principal Underwriter to repurchase, upon the terms and conditions hereinafter set forth, as the Fund's agent and for the Fund's account, such Shares as may be offered for sale to the Fund, pursuant to repurchase offers, from time to time by holders of such Shares or their agents up to the amount of Shares repurchased by the Fund in any particular repurchase offer.

                (a) Subject to and in conformity with all applicable federal and state legislation, any applicable rules of the NASD, Inc., and any applicable rules and regulations of the Securities and Exchange Commission under the 1940 Act, the Principal Underwriter may accept offers of holders of Shares to resell such Shares to the Fund on such terms and conditions and at such prices as described and provided for in the then current Prospectus of the Fund and in any applicable repurchase offer document regarding the particular repurchase offer.

                (b) The Principal Underwriter agrees to notify the Fund at such times as the Fund may specify of the number of each class of Shares, respectively, repurchased for the Fund's account and the time or times of such repurchases, and the Fund shall notify the Principal Underwriter of the prices and, in the case of a class of EWC Shares or Combination Shares, of the early withdrawal charge as described below, if any, applicable to repurchases of Shares of such class.

                (c) The Fund shall have the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by telegraph or by written instrument from any of the Fund's officers. In the event that the Principal Underwriter's authorization is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this Section 6 shall not be revived except by vote of the Board of Trustees of the Fund.

                (d) The Principal Underwriter agrees that all repurchases of Shares made by the Principal Underwriter shall be made only as agent for the Fund's account and pursuant to the terms and conditions herein set forth.

                (e) The Fund agrees to authorize and direct its Custodian to pay, for the Fund's account, the repurchase price (together with any applicable early withdrawal charge) of any Shares so repurchased for the Fund against the authorized transfer of book shares from an open account and against delivery of any other documentation required by the Board of Trustees of the Fund or, in the case of certificated Shares, against delivery of the certificates representing such Shares in proper form for transfer to the Fund.

                (f) The Principal Underwriter shall receive no commissions or other compensation in respect of any repurchases of FESC Shares for the Fund under the foregoing authorization and appointment as agent. With respect to any repurchase of EWC Shares or Combination Shares, the Principal Underwriter shall receive the early withdrawal charge, if any, applicable to the respective class of Shares that have been held for less than a specified period of time with respect to such class as set forth from time to time in the Fund's Prospectus. The Principal Underwriter shall receive no other commission or other compensation in respect of any repurchases of EWC Shares or Combination Shares for the Fund under the foregoing authorization and appointment as agent.

               (g) If any FESC Shares sold to the Principal Underwriter under the terms of this Agreement are repurchased by the Fund or by the Principal Underwriter as agent or are tendered for repurchase within seven business days after the date of the Principal Underwriter's confirmation of the original purchase by the Principal Underwriter, the Principal Underwriter shall forfeit the amount above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount re-allowed by the Principal Underwriter to dealers or agents shall be repayable to the Fund only to the extent recovered by the Principal Underwriter from the dealer or agent concerned. The Principal Underwriter shall include in agreements with such dealers and agents a corresponding provision for the forfeiture by them of their concession with respect to FESC Shares purchased by them or their principals or repurchased by the Fund or by the Principal Underwriter as agent within seven business days after the date of the Principal Underwriter's confirmation of such initial purchases.

         (h) It is understood that Shares of the Fund will not be repurchased by either the Fund or the Principal Underwriter outside of the Fund's repurchase offers, and that no secondary market for the Fund shares exists currently, or is expected to develop. Accordingly investment in the Fund's Shares would be considered illiquid. ANY REPRESENTATION AS TO A REPURCHASE OFFER BY THE FUND, OTHER THAN THAT WHICH IS SET FORTH IN THE FUND'S THEN CURRENT PROSPECTUS OR REPURCHASE OFFER, IS EXPRESSLY PROHIBITED.

         (i) The Principal Underwriter hereby covenants that it (i) will not make a secondary market in any Shares of the Fund, (ii) will not purchase or hold such Shares in inventory for the purpose of resale in the open market,
(iii) will not repurchase Shares in the open market, and (iv) will require every bank, broker or dealer participating in the continuous offering of the shares to make the covenants contained in clauses (i), (ii) and (iii) of this Section 6(i) as a condition precedent to their participation in such offering.

        7. Indemnification. The Fund agrees to indemnify and hold harmless the Principal Underwriter and each of its trustees and officers and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expenses and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading under the 1933 Act or any other statute or the common law. However, the Fund does not agree to indemnify the Principal Underwriter or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Principal Underwriter. In no case (i) is the indemnity of the Fund in favor of the Principal Underwriter or any person indemnified to be deemed to protect the Principal Underwriter or any person against any liability to the Fund or its securityholders to which the Principal Underwriter or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Section with respect to any claim made against the Principal Underwriter or any person indemnified unless the Principal Underwriter or any such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Principal Underwriter or any such person (or after the Principal Underwriter or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Principal Underwriter or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Principal Underwriter or person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Principal Underwriter, officers or trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Principal Underwriter, officers or trustees or controlling person or persons, defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Principal Underwriter promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Shares.

        The Principal Underwriter also covenants and agrees that it will indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Principal Underwriter or any of its employees or alleging that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Principal Underwriter. In no case (i) is the indemnity of the Principal Underwriter in favor of the Fund or any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligation and duties under this Agreement, or (ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Principal Underwriter in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Principal Underwriter of any claim shall not relieve the Principal Underwriter from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Principal Underwriter, it shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce the claim, but if the Principal Underwriter elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Principal Underwriter elects to assume the defense of any suit and retain counsel, the Fund or controlling persons, defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Principal Underwriter does not elect to assume the defense of any suit, it will reimburse the Fund, officers and trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Principal Underwriter agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

        8. Continuation, Amendment or Termination of This Agreement. This Agreement shall become effective on the Effective Date and thereafter shall continue in full force and effect year to year with respect to each class of Shares so long as such continuance is approved at least annually (i) by the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the respective class of Shares of the Fund, and (ii) by vote of a majority of the Trustees who are not parties to this Agreement or interested persons in any such party (the "Independent Trustee") cast in person at a meeting called for the purpose of voting on such approval, provided, however, that (a) this Agreement may at any time be terminated with respect to any class of Shares of the Fund without the payment of any penalty either by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the respective class of Shares of the Fund, on written notice to the Principal Underwriter; (b) this Agreement shall immediately terminate in the event of its assignment; and (c) this Agreement may be terminated by the Principal Underwriter on ninety (90) days' written notice to the Fund. Upon termination of this Agreement with respect to any class of Shares of the Fund, the obligations of the parties hereunder shall cease and terminate with respect to such class of Shares as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination and except with respect to any rights and obligations of indemnification arising out of any action or inaction occurring prior to such termination.

        This Agreement may be amended with respect to any class of Shares at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved (i) by the Board of Trustees of the Fund, or by a vote of the majority of the outstanding voting securities of the respective class of Shares of the Fund, and (ii) by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such amendment.

        For the purpose of this section, the terms "vote of a majority of the outstanding voting securities", "interested persons" and "assignment" shall have the meanings defined in the 1940 Act, as amended.

        9. Disclaimer Liability. Notwithstanding anything to the contrary contained in this Agreement, you acknowledge and agree that, as provided by
Section 5.5 of the Declaration of Trust of the Fund, the shareholders, trustees, officers, employees and other agents of the Fund shall not personally be bound by or liable hereunder, nor shall any resort to their personal property being had for the satisfaction of any obligation or claim hereunder.

        10. Notice. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party or at such other address as such party shall have designated in writing.

        11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

        12. Name. In connection with its employment hereunder, the Principal Underwriter hereby agrees and covenants not to change its name without the prior consent of the Board of Trustees.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                                 VAN KAMPEN SENIOR LOAN FUND



                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:


                                 VAN KAMPEN FUNDS INC.



                                 By:
                                    ------------------------------------
                                    Name:
                                    Title: